Exhibit 5.1

Law Offices Of
Keller Rohrback L.L.P.

Laurie B. Ashton À Ã Ì Í
Ian S. Birk
Stephen R. Boatwright À Ì Í
Karen E. Boxx Í
John H. Bright
Gretchen Freeman Cappio
Jason P. Chukas
T. David Copley Á
Alicia M. Corbett À Ì Í
Claire Cordon
Shane P. Cramer Á Í
Rob J. Crichton É
Chloethiel W. DeWeese
Maureen M. Falecki
Juli Farris  Ê
Raymond J. Farrow

Daniel S. Friedberg Ë
Glen P. Garrison Ä
Laura R. Gerber
Gary A. Gotto À Ì Í
Mark A. Griffin
Amy N.L. Hanson Ë
Irene M. Hecht
Scott C. Henderson
Ron Kilgard À Ì Í
Benjamin J. Lantz
Heidi Lantz
Cari Campen Laufenberg
Elizabeth A. Leland
Tana Lin Å Ç Ê
Derek W. Loeser
David R. Major

John Mellen Å
Robert S. Over Æ Ê
Amy Phillips
Lorraine Lewis Phillips
Erin M. Riley Ë
Paul M. Rosner
David J. Russell
Mark D. Samson À Ì Í
Lynn Lincoln Sarko Ê Ë
Frederick W. Schoepflin
William C. Smart
Thomas A. Sterken
Ryan J. Straus
Britt L. Tinglum Ë
Laurence R. Weatherly
Margaret E. Wetherald É

Amy Williams-Derry
Michael Woerner
Benson D. Wong

À admitted in arizona
Á also admitted in arizona
 also admitted in california
Ã also admitted in colorado
Ä also admitted in idaho
Å also admitted in illinois
Æ also admitted in maryland
Ç also admitted in michigan
È also admitted in new york
É also admitted in oregon
Ê also admitted in washington, d.c.
Ë also admitted in wisconsin
Ì not admitted in washington
Í of counsel

March 15, 2007

The Board of Directors
Cascade Financial Corporation
2828 Colby Avenue
Everett, WA 98201

Re:	Form S-8 Registration Statement; Cascade Financial Corporation 2003 Long-Term Stock Incentive Plan

Dear Ladies and Gentlemen:

We are acting as counsel to Cascade Financial Corporation, a Washington corporation (the “Company”), in connection with its registration statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the registration of up to 937,500 shares of the Company’s common stock, par value $.01 per share, all of which shares (the “Shares”) may be issued by the Company pursuant to the Company’s 2003 Long-Term Stock Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1. An executed copy of the Registration Statement.

2. The Articles of Incorporation of the Company.

3. The Amended and Restated Bylaws of the Company.

Reply to: 1201 Third Avenue Suite 3200 Seattle, Washington 98101-3052 Telephone: (206) 623-1900 Fax: (206) 623-3384
www.kellerrohrback.com
Affiliated Office: Keller Rohrback PLC 3101 N. Central Avenue, Suite 1400 Phoenix, Arizona 85012 (602) 248-0088 Fax (602) 248-2822

The Board of Directors
Cascade Financial Corporation                                                                                                      Keller Rohrback L.L.P
March 15, 2007

4. A copy of the Plan.

5. Resolutions of the Board of Directors and Shareholders of the Company adopted on May 6, 2003, relating to the adoption of the Plan.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Washington Business Corporation Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that upon receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Keller Rohrback L.L.P.
KELLER ROHRBACK L.L.P.